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EXHIBIT 99.2     PRESS RELEASE


*FOR IMMEDIATE RELEASE*


              STOCKHOLDERS OF UNION FINANCIAL BANCSHARES, INC. AND
                    SOUTH CAROLINA COMMUNITY BANCSHARES, INC.
                                 APPROVE MERGER


      Union and Winnsboro, South Carolina (November 10, 1999) -- Union Financial Bancshares, Inc. (Nasdaq: UFBS) and South Carolina Community Bancshares, Inc. (Nasdaq: SCCB) today announced that, at their respective Special Meetings of Stockholders held yesterday, their stockholders overwhelmingly approved the Agreement and Plan of Merger between Union Financial and South Carolina
Community, pursuant to which Union Financial will acquire South Carolina Community. Under the terms of the merger agreement, each share of South Carolina Community Bancshares, Inc. common stock will be exchanged for 0.98 shares of Union Financial common stock and $6.54 in cash.

      On November 4, 1999, the companies announced that they had received approval from the OTS and the South Carolina Board of Financial Institutions to complete the merger and the merger of the companies' wholly owned subsidiaries, Provident Community Bank and Community Federal Savings.

      The merger is expected to close on November 12, 1999.


For further information contact:

Dwight V. Neese
President and CEO
Union Financial Bancshares, Inc./
Provident Community Bank
(864) 427-9000

Alan W. Pullen
President and CEO
South Carolina Community Bancshares, Inc./
Community Federal Savings Bank
(803) 635-5536